Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Pacific Drilling S.A.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report on the consolidated financial statements refers to a new basis of presentation in connection with the Company’s plan for reorganization under Chapter 11, which became effective on November 19, 2018.

/s/ KPMG LLP

Houston, Texas

March 12, 2019